EXHIBIT 10.44



                      MERCHANT PORTFOLIO PURCHASE AGREEMENT


         THIS MERCHANT PORTFOLIO PURCHASE AGREEMENT ("Agreement") is executed this 25th day of February, 2002, by and between PROCESSING SOURCE INTERNATIONAL, INC., a California corporation (herein "BUYER") and NORTHWEST SYSTEMS, LLC, an Oregon Limited Liability Company d\b\a "Merchant Services"(herein "SELLER").

                                     RECITAL

                  BUYER wishes to purchase and SELLER wishes to sell the residual compensation stream identified as the merchant base held in a bin with Chase Merchant Services through First Data Resources System # 8138, Principle #s 0600, 0800, Agent # 52 represented as 5200 (hereinafter referred to as the "Portfolio"), all on the terms and conditions contained herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants and promises of the parties, the parties agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

         1.1 SELLER agrees to sell its interest in the Portfolio to BUYER and BUYER agrees to purchase the Portfolio from SELLER upon the terms and subject to the covenants and conditions hereinafter set forth.

                                    ARTICLE 2
                                 PURCHASE PRICE

         2.1 The total purchase price for SELLER'S interest in the Portfolio is the total sum of Five Hundred Thousand Dollars ($500,000.00) (the "Purchase Price").

                                    ARTICLE 3
                                TERMS OF PAYMENT

         The Purchase Price shall be paid as follows:

         o    1st payment on 2/27/02 in the amount of $200,000
         o    2nd payment on or before 5/25/02 in the amount of $100,000
         o    3rd payment on or before 8/25/02 in the amount of $100,000
         o    4th payment on or before 11/25/02 in the amount of $100,000.

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                                    ARTICLE 4
                                      TITLE

         4.1 CONDITION OF TITLE. Title to the Portfolio shall be conveyed to BUYER free and clear of all liens, encumbrances, and restrictions.

                                    ARTICLE 5
                             OTHER TERMS OF PURCHASE

         5.1 The 1st payment represents 40% of the Portfolio. In consideration for and upon receipt of the 1st payment, BUYER will retain the first 40% of the compensation due SELLER for each monthly residual payment normally issued by BUYER to SELLER for the Portfolio.

         5.2 The 2nd payment represents 20% of the Portfolio. In consideration for and upon receipt of the 2nd payment, BUYER will retain the first 60% of the compensation due SELLER for each monthly residual payment normally issued by BUYER to SELLER for the Portfolio.

         5.3 The 3rd payment represents 20% of the Portfolio. In consideration for and upon receipt of the 3rd payment, BUYER will retain the first 80% of the compensation due SELLER for each monthly residual payment normally issued by BUYER to SELLER for the Portfolio.

         5.4 The 4th payment represents 20% of the Portfolio. In consideration for and upon receipt of the 4th payment, BUYER will retain the entire compensation due SELLER for each monthly residual payment normally issued by BUYER to SELLER for the Portfolio. In the event that any Merchant terminates its Merchant Processing Agreement, SELLER will at its sole discretion replace such Merchant with another Merchant..

         5.5 Should BUYER fail to pay any of the payments set forth above, SELLER may, at its option retain the continuing compensation normally derived from the remaining portion of the Portfolio or offer the remainder of the Portfolio for sale to a third party including the percentage of the Portfolio normally retained by BUYER. If SELLER elects to sell the remainder of the Portfolio to a third party under such circumstances, SELLER will, upon such sale, pay BUYER an amount equal to 30% of the monies earned from said sale. Additionally, SELLER will reimburse BUYER all payments made to

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         SELLER by BUYER pursuant to this Agreement (less the percentage not paid SELLER by BUYER for the compensation due SELLER for each monthly residual payment normally issued by BUYER to SELLER for the Portfolio in accordance with the conditions outlined above).

                                    ARTICLE 6
                              NON-COMPETE PROVISION

         6.1 NON-COMPETITION. SELLER hereby agrees not to compete against BUYER (other than pursuant to the provisions of Paragraph 5.5, above) with respect to the merchants in the Portfolio. This includes but is not limited to attempting to convert any merchants in the Portfolio either directly or indirectly away from BUYER. More particularly, BUYER shall not, directly or indirectly, solicit, recruit, induce, divert, take away or otherwise encourage, or attempt to solicit, recruit, induce, divert, take away or otherwise encourage any Merchant whose business contributes to the revenue stream being purchased herein by BUYER to terminate, sever or modify in any way his, her or its relationship with BUYER for any reason whatsoever, including, without limitation, for the purpose of doing business with SELLER or any other person or entity other than BUYER.

         6.2. UNFAIR COMPETITION. Violation of any of the provisions of Paragraph 6.1 shall constitute unfair competition and shall be a material breach of this Agreement .

         6.3. SPECIFIC PERFORMANCE. The obligations of SELLER under this Agreement are unique. If SELLER should default in any obligations under this Agreement, SELLER acknowledges that it would be extremely impracticable to measure the resulting damages; accordingly, the Company, in addition to any other available rights or remedies, may sue in equity for specific performance and for injunctive relief without the necessity of posting a bond or other security, and SELLER expressly waives the defense that a remedy in damages will be adequate.

         6.4. INDEMNITIES. Seller hereby agrees to indemnify and hold harmless BUYER, from and against any and all damages, claims, losses or expenses (including reasonable attorneys' fees and expenses) actually suffered or paid by BUYRER as a result of the breach of any representation or warranty made by Seller in this Agreement.


                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

         7.1 SELLER'S REPRESENTATIONS AND WARRANTIES. SELLER represents and warrants to BUYER as follows:

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                  (a)      That SELLER has the right, power, legal capacity, and
                           authority to enter into and perform its obligations under this agreement, and no approvals or consents of any persons other than SELLER are necessary in connection with it. The execution and delivery of this agreement by SELLER has been duly authorized by all necessary corporate action on the part of SELLER.

                  (b) That it is the sole owner of the Portfolio free and clear of any liens or encumbrances, and that SELLER has the legal right to transfer title of same to BUYER.

                  (c) That the bylaws, Operating Agreement and other corporate governance of SELLER permit it to take all of the actions to be taken by SELLER in this Agreement.

                  (d) That SELLER is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Oregon and has all necessary power and authority: to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted; and to perform its obligations under all contracts to which it is a party.

                  (e) That SELLER has no knowledge that any Merchant presently intends to terminate its Merchant Processing Agreement or of any facts that would cause such Merchant's processing volume to materially decrease.



                                    ARTICLE 8
                               GENERAL PROVISIONS

         8.1 NOTICES All notices or other communications made pursuant hereto shall be in writing and shall be deemed properly delivered, given or served when (i) personally delivered against receipted copy or (ii) mailed by certified or registered mail, postage prepaid, return receipt requested in either case (i) or (ii) to the parties at the following addresses:


                  BUYER:           PROCESSING SOURCE INTERNATIONAL, INC.
                                   21031 Ventura Boulevard, Suite 200
                                   Woodland Hills, CA 91364
                                   Attention: Chairman/CEO

                  WITH COPY TO:    William Barber
                                   6101 W. Century Boulevard
                                   Penthouse Suite
                                   Los Angeles, California 90045

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                  SELLER:          NORTHWEST SYSTEMS, LLC
                                   2398 East Camelback Road, Suite 690
                                   Phoenix, AZ 85016
                                   Attention:  Lance O. Morris

         All notices so mailed shall be deemed received as of the date shown for the signature on the return receipt, or if no signature is obtained or no date is shown, then the notice shall be deemed received seventy-two (72) hours after deposit in the United States mail. Either party may change its address for the purposes of this paragraph by giving five (5) calendar days' prior written notice of the change to the other party in the manner provided in this subparagraph 8.1.

         8.2 BROKER'S COMMISSION. SELLER and BUYER each represent and warrant to the other that neither party has used a broker, agent, finder or other person in connection with the transaction contemplated hereby to whom a brokerage or other commission or fee may be payable. Each party indemnifies and agrees to defend and hold the other harmless from any claimresulting from any breach by the indemnifying party of the warranties, representations, and covenants in this subparagraph 8.2.

         8.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties regarding the matters covered hereby and supersedes all prior arrangements and understandings between the parties. No other agreement, statement or promise made by either party that is not contained herein shall be binding or valid.

         8.4 AMENDMENTS. This Agreement may be amended only by a further written document signed by each party.

         8.5 ATTORNEYS' AND EXPERTS' FEES. Should either party commence any legal action or arbitration against the other to enforce or interpret this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' and experts' fees in addition to any other costs or damages awarded by the court.

         8.6 FURTHER DOCUMENTS. Each party will, whenever and as often as it shall be requested by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments and documents as may be necessary in order to complete the sale, conveyance and transfer herein provided, and to do any and all other acts and to execute, acknowledge, and deliver any and all documents as may be required in order to carry out the intent and purpose of this Agreement. Further, SELLER agrees that it will, upon request by BUYER, inform any and all third parties that it has no further interest in the Portfolio or any part thereof to the extent that BUYER has made the payments called for hereinabove, and will sign any document requested to that effect.

         8.7 COUNTERPARTS. This Agreement may be executed simultaneously one and the same document or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         8.8 TIME OF ESSENCE. Except as otherwise specifically provided in the Agreement, time is of the essence for this Agreement and each and every provision hereof.

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         8.9      SURVIVAL.  The terms, conditions, covenants, warranties, and representations contained herein shall survive the execution of this Agreement.

         8.10 EXHIBITS. All exhibits attached hereto and/or referred to in this Agreement are incorporated herein as though set forth in full.

         8.11 APPLICABLE LAW AND VENUE. This Agreement shall be construed and interpreted under, and governed and enforced, according to the laws of the State of California. Venue for any action brought under this Agreement shall be Los Angeles, California.

         8.12     INTERPRETATIONS AND DEFINITIONS.

         8.12.1 DEFINITIONS. For purposes of this Agreement, the following term shall have the meaning thereafter set forth: "date of execution of this Agreement" or "date of execution hereof" shall mean the date set forth in the preamble paragraph of the first page hereof.

         8.12.2 CONSTRUCTION. The parties hereto agree that each party has participated in the drafting of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendments or exhibits thereto.

         8.12.3 INTERPRETATION. In this Agreement the neuter gender includes the feminine and masculine, and singular number includes the plural, and the words "person" and "party" includes corporation, partnership, trust or association wherever the context so requires.

         8.12.4 RECITALS AND CAPTION. The recitals and captions of the paragraphs and subparagraphs of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of the provisions of this Agreement.
         8.13 AUTHORITY. By affixing their signatures below, each signatory represents, covenants and warrants that he is the duly authorized officer or member of his respective organization, fully authorized to execute and bind his principal to the obligations undertaken herein, and agrees to indemnify and hold the other party hereto harmless from any breach of this covenant.

         IN WITNESS WHEREOF, the parties have executed this AGREEMENT effective as of the day and year first above written.

BUYER:

PROCESSING SOURCE INTERNATIONAL, INC.


By:___________________________________


SELLER:

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NORTHWEST SYSTEMS, LLC


By:____________________________________
Lance O. Morris, Sole Member and Manager






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